UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2011

ANTS SOFTWARE INC.
(Exact name of registrant as specified in charter)

Delaware	000-16299	13-3054685
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Cambridge Square,
Suite F
Alpharetta, Georgia 30009
 (Address of principal executive offices / Zip Code)

 (856) 914-5200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.02.    Unregistered Sales of Equity Securities.

Sale to Shares to Private Investor

On June 23, 2011, ANTs software inc. (“ANTs” or the “Company”) issued (i) one million shares (1,000,000) of its common stock, par value $0.0001 per share (“Common Stock”), (ii) warrants to purchase one million (1,000,000) shares of Common Stock at $0.20 per share (expiring 6 months from date of issue), and (iii) warrants to purchase one million (1,000,000) shares of Common Stock at $0.40 per share (expiring 12 months from date of issue), to an individual investor in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof.

Sale to Shares to Ironridge Global IV, Ltd.

On July 1, 2011, the Company issued six million five hundred thousand (6,500,000) shares of Common Stock (the “Initial Issuance”) to Ironridge Global Technology, a division of Ironridge Global IV, Ltd. (“Ironridge”) in reliance on the private placement exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof.

The Ironridge Shares were issued pursuant to a Stipulation for Settlement of Claims (the “Stipulation”) filed by the Company and Ironridge in the Superior Court for the State of California, County of Los Angeles (Case No. BC 4644407) on July 1, 2011 in settlement of claims purchased by Ironridge from certain creditors of the Company in the aggregate amount equal to $160,920.49 (the “Claim Amount”).  Pursuant to the Stipulation, Ironridge will ultimately be entitled to retain a number of shares of Common Stock (the “Final Amount”) that is equal to the Claim Amount plus a transaction fee of $8,046 and reasonable attorneys fees divided by seventy percent (70%) of the volume weighted average price (“VWAP”) as reported by Bloomberg over a period of time beginning on the date on which Ironridge receives the Ironridge Shares and ending on the date on which the aggregate trading volume of the Company’s common stock is equal to $700,000 (excluding the day with the highest trading volume and the day with the lowest trading volume) (such period being the “Calculation Period”).  For every million shares that trade during the Calculation Period, Ironridge has the right to cause the Company to immediately issue to Ironridge additional shares of Common Stock (each, an “Additional Issuance”) (provided, however, that at no time may Ironridge and its affiliates collectively own more than 4.99% of the total number of shares of Common Stock  outstanding).  At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall immediately issue additional shares to Ironridge so that the total issuance is equal to the Final Amount and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge will return any remaining shares to the Company for cancellation.

Item 8.01.    Other Events.

On July 1, 2011, the Company’s Board of Directors, by unanimous written consent, amended each of the ANTs software inc. 2000 Stock Option Plan, the ANTs software inc. 2008 Stock Option Plan, and the ANTs software inc. 2010 Stock Option Plan (collectively, the “Stock Option Plans”) to decrease the number of options that may be issued under the Stock Option Plans by 6,500,000 shares in the aggregate, thereby releasing 6,500,000 shares of Common Stock that were reserved for issuance under the Stock Option Plans. Such shares were issued to Ironridge pursuant to the Stipulation, as more fully described in Item 3.02 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2011		ANTs software inc.

	By: /s/	Joseph Kozak
Joseph Kozak, President and
Chief Executive Officer